Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Integrys Energy Group Employee Stock Ownership Plan
Milwaukee, Wisconsin

We consent to the incorporation by reference in the Registration Statement No. 333-199561 on Form S-3 of WEC Energy Group, Inc. of our report dated June 23, 2016, relating to the financial statements and supplemental schedules of Integrys Energy Group Employee Stock Ownership Plan, included in this Annual Report on Form 11-K of the Integrys Energy Group Employee Stock Ownership Plan for the year ended December 31, 2015.

/s/ Schenck SC

Certified Public Accountants

Green Bay, Wisconsin
June 23, 2016